Exhibit (j) (i) under Form N-1A
                                             Exhibit 23 under Item 601/Reg. S-K




        Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A, No. 33-38550) of Treasury Cash Series II and to the incorporation by reference of our report dated July 14, 2006 on Treasury Cash Series II (one of the portfolios comprising Cash Trust Series II) included in the Annual Report to Shareholders for the fiscal year ended May 31, 2006.


                                                ERNST & YOUNG LLP

Boston, Massachusetts
July 28, 2006